UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2023

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SUIC Worldwide Holdings Ltd.

(Exact name of Company as specified in its charter)

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Nevada	000-53737	47-2148252
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136-20 38th Ave. Unit 3G, Flushing, NY 11354

(Address of principal executive offices) (Zip Code)

(929) 391-2550

Company’s telephone number, including area code

Sino United Worldwide Consolidated Ltd.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	ELECTION OF DIRECTORS; APPOINTMENT OF CHIEF EXECUTIVE OFFICER

Effective March 30, 2023, the Board of Directors (the “Board”) of the Company appointed Ms Esther Jou as Chief Executive Officer of the firm.

Esther Jou graduated summa cum laude from the University of Pennsylvania where she received a Bachelor's in Public Health. She is currently pursuing a Master's in Mental Health Counseling from Nyack College. She hopes to work with Asian American communities and raise mental health awareness among this population. Ms. Jou has been selected to receive the United for America Luminary Fellowship. The Luminary organization is a global professional education and networking platform that helps to empower women in the midst of their professional journeys.

The Directors have been presented with the resignation of Ms. Yanru Zhou of her positions as Chief Executive Officer and director with the company and the appointment of Esther Jou as Chief Executive Officer. The Directors believe it is in the best interest of the corporation to authorize and approve as set forth herein. Therefore, The Directors have authorized and approved to accept Ms. Zhou resignation and appointment of Ms. Jou as Chief Executive Officer of the company. Ms. Zhou’s position as Chief Financial Officer remain the same.

There is no new appointment of director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUIC Worldwide Holdings Ltd.

Date: March 31, 2023	By:	/s/ Esther Jou
Esther Jou Chief Executive Officer